                                                                 EXHIBIT 10.10


                            USA WASTE SERVICES, INC.
                       1997 EMPLOYEE STOCK PURCHASE PLAN


                 USA Waste Services, Inc. hereby establishes the USA Waste Services, Inc. 1997 Employee Stock Purchase Plan (the "Plan"), the terms of which are as set forth below.

                 1.       Definitions.

                 As used in the Plan the following terms shall have the meanings set forth below:

                 (a)      "Board" means the Board of Directors of the Company.

                 (b) "Code" means the Internal Revenue Code of 1986, as amended.

                 (c) "Committee" means the committee appointed by the Board to administer the Plan as described in Section 4 below.

                 (d) "Common Stock" means the common stock, $0.01 par value, of the Company.

                 (e) "Company" means USA Waste Services, Inc., a Delaware corporation, or any successor.

                 (f) "Continuous Employment" means the absence of any interruption or termination of service as an Eligible Employee with the Company and/or its Participating Subsidiaries. Continuous Employment shall not be considered interrupted in the case of an authorized leave of absence, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

                 (g) "Eligible Compensation" means, with respect to each Participant for each pay period, the regular base earnings paid to the Participant by the Company or one or more Participating Subsidiaries during the Offering Period, plus any elective salary deferral contributions made therefrom pursuant to Code Section 125 or Section 401(k).

                 (h) "Eligible Employee" means an employee of the Company or one of its Participating Subsidiary who is customarily employed for at least 20 hours per week and more than five months in a calendar year.

                 (i) "Enrollment Date" means the first day of each Offering Period.

                 (j)      "Exercise Date" means the last day of each Offering
         Period.

                 (k) "Exercise Price" means the price per share of the shares of Common Stock offered in a given Offering Period determined as provided in Section 10 below.

                 (l) "Fair Market Value" means, with respect to a share of Common Stock as of any Enrollment Date or Exercise Date, the closing price of such Common Stock on the New York Stock Exchange on such date, as reported in The Wall Street Journal. In the event that such a closing price is not available for an Enrollment Date or an Exercise Date, the Fair Market Value of a share of Common Stock on such date shall be the closing price of a share of the Common Stock on the New York Stock Exchange on the last business day prior to such date or such other amount as may be determined by the Committee by any fair and reasonable means.

                 (m) "Offering Period" means each six-month period commencing on January 1 and terminating on the following June 30 or commencing on July 1 and terminating on the following December 31; provided, however, the initial Offering Period shall commence on the later of (i) April 1, 1997 or (ii) the effective date of the S-8 Registration Statement covering the shares of Common Stock issuable under the Plan and end on the first June 30 or December 31 to occur thereafter.

                 (n) "Participant" means an Eligible Employee who has elected to participate in the Plan by filing an enrollment agreement with the Company as provided in Section 7 below.

                 (o) "Participating Subsidiary" means any Subsidiary not excluded from participation in the Plan by the Committee, in its sole discretion.

                 (p) "Subsidiary" means any corporation, domestic or foreign, of which the Company owns, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests and that otherwise qualifies as a "subsidiary corporation" within the meaning of Section 424(f) of the Code or any successor thereto.

                 2.       Purpose of the Plan.

                 The purpose of the Plan is to provide an incentive for present and future employees of the Company and its Participating Subsidiaries to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

                 3.       Shares Reserved for the Plan.

                 There shall be reserved for issuance and purchase by Participants under the Plan an aggregate of 1,000,000 shares of Common Stock, subject to adjustment as provided in Section 15 below. Shares of Common Stock subject to the Plan may be newly issued shares or treasury shares. If and to the extent that any option to purchase shares of Common Stock shall not be exercised for any reason or if such right to purchase shares shall terminate as provided herein, the shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated.

                 4.       Administration of the Plan.

                 (a) The Plan shall be administered by a Committee appointed by, and which shall serve at the pleasure of, the Board. The Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to correct any defect or rectify any omission in this Plan or to reconcile any inconsistency in this Plan or any Option, and to make all other determinations necessary or advisable for the administration of the Plan, all of which actions and determinations shall be final, conclusive and binding on all persons. The act or determination of a majority of the members of the Committee shall be deemed to be the act or determination of the Committee.

                 (b) The Committee may request advice or assistance or employ such other persons as it in its discretion deems necessary or appropriate for the proper administration of the Plan, including, but not limited to employing a brokerage firm, bank or other financial institution to assist in the purchase of shares, delivery of reports or other administrative aspects of the Plan.

                 5.       Eligibility to Participate in the Plan.

                 Subject to limitations imposed by Section 423(b) of the Code, any Eligible Employee who is employed by the Company or a Participating Subsidiary on an Enrollment Date shall be eligible to participate in the Plan for the Offering Period beginning on that Enrollment Date.

                 6.       Offering Periods.

                 The Plan shall consist of consecutive Offering Periods until the Plan is terminated.

                 7.       Election to Participate in the Plan.

                 (a) Each Eligible Employee may elect to participate in the Plan by completing an enrollment agreement in the form provided by the Company and filing such enrollment agreement with the Company prior to the applicable Enrollment Date, unless another time for filing the enrollment form is set by the Committee for all Eligible Employees with respect to a given Offering Period.

                 (b) Payroll deductions for a Participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 12.

                 (c) Unless a Participant elects otherwise prior to the Enrollment Date of the immediately succeeding Offering Period, an Eligible Employee who is participating in an Offering Period as of the Exercise Date of such Offering Period shall be deemed (i) to have elected to participate in the immediately succeeding Offering Period and (ii) to have authorized the same payroll deduction for such immediately succeeding Offering Period as was in effect for such Participant immediately prior to the succeeding Offering Period.

                 8.       Payroll Deductions.

                 (a) All Participant contributions to the Plan shall be made only by payroll deductions. At the time a Participant files the enrollment agreement with respect to an Offering Period, the Participant shall authorize payroll deductions to be made on each payroll date during the Offering Period in an amount of from 1% to 10% of the Eligible Compensation which the Participant receives on each payroll date during such Offering Period. The amount of such payroll deductions shall be a whole percentage (i.e., 1%, 2%, 3%, etc.) of the Participant's Eligible Compensation.

                 (b) All payroll deductions made for a Participant shall be deposited in the Company's general corporate account and shall be credited to the Participant's account under the Plan. No interest shall accrue or be credited with respect to the payroll deductions of a Participant under the Plan. A Participant may not make any additional payments into such account. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

                 (c) Except as provided in Section 12, a Participant may not change his contribution election during an Offering Period.

                 (d) Notwithstanding the foregoing, no Participant may make payroll deductions during any year in excess of $21,250.

                 9.       Grant of Options.

                 (a) On the Enrollment Date of each Offering Period, subject to the limitations set forth in Sections 3 and 9(b) hereof, each Eligible Employee shall be granted an option to purchase on the Exercise Date for such Offering Period (at the Exercise Price determined as provided in Section 10 below) up to a number of shares of the Company's Common Stock determined by dividing such Eligible Employee's payroll deductions accumulated during the Offering Period ending on such Exercise Date by 85% of the fair market value of a share of the Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

                 (b) Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits such Eligible Employee's rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

                 10.      Exercise Price.

                 The Exercise Price of each of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the Fair Market Value of a share of the Common Stock on the Enrollment Date, or (ii) 85% of the Fair Market Value of a share of the Common Stock on the applicable Exercise Date.

                 11.      Exercise of Options.

                 Unless a Participant withdraws from the Plan as provided in
Section 12, the Participant's option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to the option will be purchased for the Participant at the applicable Exercise Price with the accumulated payroll deductions in the Participant's account. Any amount remaining in the Participant's account after an Exercise Date shall be refunded to the Participant.

                 12.      Withdrawal; Termination of Employment.

                 (a) A Participant may withdraw all but not less than all of the payroll deductions credited to the Participant's account under the Plan at any time by giving written notice to the Company. All of the Participant's payroll deductions credited to the Participant's account will be paid to him promptly after receipt of the Participant's notice of withdrawal, the Participant's participation in the Plan will be automatically terminated, and no further payroll deductions for the purchase of shares will be made. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan unless written notice is delivered to the Company within the enrollment period preceding the commencement of a new Offering Period directing the Company to resume payroll deductions.

                 (b) Upon termination of the Participant's Continuous Employment prior to the Exercise Date of the Offering Period for any reason, including retirement or death, the payroll deductions credited to the Participant's account will be returned to the Participant or, in the case of death, to the Participant's estate, and the Participant's options to purchase shares under the Plan will be automatically terminated.

                 (c) In the event a Participant ceases to be an Eligible Employee during an Offering Period, the Participant will be deemed to have elected to withdraw from the Plan, the payroll deductions credited to the Participant's account will be returned to the Participant, and the Participant's options to purchase shares under the Plan will be terminated.

                 (d) A Participant's withdrawal from an Offering Period will not affect the Participant's eligibility to participate in a succeeding Offering Period.

                 13.      Transferability.

                 Options to purchase Common Stock granted under the Plan are not transferable by a Participant and are exercisable only by the Participant.

                 14.      Reports.

                 Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Employees semi-annually promptly following each Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

                 15.      Adjustments Upon Changes in Capitalization.

                 (a) If the outstanding shares of Common Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, upon authorization of the Committee, appropriate adjustments shall be made in the number and/or kind of shares, and the per share option price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan.

                 (b) In the event of the proposed dissolution or liquidation of the Company, each Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Committee makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Participant that the option shall be fully exercisable for a stated period, which shall not be less than 10 days from the date of such notice, and the option will terminate upon the expiration of such period.

                 (c) In all cases, the Committee shall have full discretion to exercise any of the powers and authority provided under this
Section 15, and the Committee's actions hereunder shall be final and binding on all Participants. No fractional shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 15.

                 16.      Amendment of the Plan.

                 The Board may at any time, or from time to time, amend the Plan in any respect; provided, however, that the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto, including, without limitation, shareholder approval if required.

                 17.      Termination of the Plan.

                 The Plan and all rights of Eligible Employees hereunder shall terminate:

                 (a) on the Exercise Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan; or

                 (b)      at any time, at the discretion of the Board.

                 In the event that the Plan terminates under circumstances described in Section 17(a) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis.

                 18.      Notices.

                 All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

                 19.      Shareholder Approval.

                 The Plan shall be subject to approval by the shareholders of the Company within twelve months after the date the Plan is adopted by the Board of Directors. If such shareholder approval is not obtained prior to the first Exercise Date, the Plan shall be null and void and all Participants shall be deemed to have withdrawn on such Exercise Date pursuant to Section 12.

                 20.      Conditions Upon Issuance of Shares.

                 (a) The Plan, the grant and exercise of options to purchase shares of Common Stock under the Plan, and the Company's obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.

                 (b) The Company may make such provisions as it deems appropriate for withholding by the Company pursuant to all applicable tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a Participant of any Common Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant.